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                                                                    Exhibit 23.3


                   Consent of Independent Public Accountants



We consent to the incorporation by reference therein of our report dated February 26, 1997, with respect to the consolidated financial statements of United Security Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/S/ McFarlan & Alton, P.S.

Spokane, Washington
July 1, 1998